Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Second Quarter 2010 Financial Results
Book value increase of $3.18 per share to $23.21 per share
Core Operating Income of $9.7 million or $1.23 per share (1)
Low leverage with debt equal to shareholder’s equity
Board authorizes 500,000 share repurchase program

ARLINGTON, VA, July 28, 2010 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today reported net income of $8.8 million for the quarter ended June 30, 2010, or $1.10 per share (diluted), compared to a net loss of $32.2 million, or $4.18 per share (diluted) for the quarter ended June 30, 2009. For the six months ended June 30, 2010, the Company reported net income of $13.4 million, or $1.70 per share (diluted), compared to net income of $69.4 million, or $9.04 per share (diluted) for the six months ended June 30, 2009.  The six months ended June 30, 2009 results included a pre-tax gain of $132.5 million from the extinguishment of trust preferred securities.  As of June 30, 2010, the Company’s book value per share was $23.21.

“In the second quarter, Arlington benefited from the positive impact of increased capital allocation to non-agency Re-REMIC mezzanine securities and continued strong performance in the non-agency MBS sector.  Non-agency MBS prices moved sharply higher early in the quarter, remained resilient through the European turmoil and are currently valued at or above prior high prices for 2010.  The Company was well positioned for the price rise and experienced a $3.18 per share increase in book value during the quarter, net of a $0.35 dividend.  In addition, the credit profile of the non-agency portfolio improved with total 60 day plus delinquencies and loss severities declining during the quarter,” said J. Rock Tonkel, Jr., President and Chief Operating Officer.  “Higher prices for non-agency MBS indicate that investors have begun to apply less severe expectations for credit losses and realizable value.  We believe the non-agency sector continues to be significantly undervalued and offers the opportunity for high loss adjusted yields and therefore, attractive risk-adjusted returns on new investments as well as the potential for reflation to prices more in line with other investment alternatives.  For Arlington, the potential for book value growth through reflation is represented by the $196 million purchase discount on the Company’s non-agency MBS.”

Second Quarter Highlights

Net interest income from the Company’s non-agency mortgage backed securities (“MBS”) portfolio was $8.1 million during the second quarter of 2010 compared to $7.6 million in the first quarter of 2010 driven primarily by increased investments in Re-REMIC mezzanine securities.  Realized gains from non-agency MBS during the second quarter of 2010 were $4.6 million compared to $1.5 million in the first quarter of 2010.  Cash expenses declined by $0.8 million from the first quarter of 2010 to $2.6 million for the second quarter of 2010.  Cash fixed expenses declined by $0.8 million from the first quarter of 2010 to $1.7 million in the second quarter of 2010.

During the quarter, the Company’s investable capital was deployed primarily in its non-agency MBS portfolio with a market value of $213 million at June 30, 2010.  The following table represents certain statistics of the Company’s non-agency MBS portfolio as of June 30, 2010 (dollars in millions):

	Senior Securities	Re-REMIC / Mezzanine Securities	Total non-agency MBS

2nd Qtr. yield (as a % of amortized cost)	16.2%	20.1%	18.6%
Average cost (as a % of face value)	62%	46%	49%
WAC	5.6%	5.8%	5.7%

Face value	$88	$298	$386
Amortized cost	$54	$129	$183
Purchase discount	$34	$162	$196
Fair market value	$62	$151	$213

Key credit and prepayment measures in the Company’s non-agency MBS portfolio improved during the quarter driven by increased capital allocation to higher credit quality Re-REMIC mezzanine securities as well as decreases in trailing three month average loss severities across all segments of the portfolio.  Total 60 day plus delinquencies in the Company’s non-agency MBS portfolio declined to 20.8% at June 30, 2010 from 21.9% at March 31, 2010 and trailing three month average loss severities on liquidated loans declined to 42.8% at June 30, 2010 from 47.4% at March 31, 2010.

At June 30, 2010, the value of the Company’s agency MBS portfolio was $176 million with approximately $106 million subject to forward sale transactions generating a nominal impact on income and $70 million which was hedged in a similar amount using Eurodollar futures with a 48 month maturity and a weighted average rate of 2.43%.  The $70 million portion of the agency MBS portfolio not subject to forward sale transactions had a coupon of 5.00, a CPR of 4.4, and a yield of 4.8% at June 30, 2010.  Within the agency MBS portfolio, the Company intends to continue to migrate from an agency portfolio that in recent quarters has been structured to substantially eliminate price risk with limited economic benefit to a portfolio that is substantially hedged, yet provides a risk-adjusted return that takes advantage of attractive hedged net interest spreads in the current market.

The Company’s board of directors approved a $0.35 dividend for the second quarter of 2010.  The dividend will be paid on July 30, 2010 to shareholders of record on June 30, 2010.  This represented a 7.3% annualized dividend yield based on the Class A common stock closing price of $19.29 on July 28, 2010.

In addition, the board of directors has authorized a new share repurchase program pursuant to which the Company may repurchase up to 500,000 shares of its Class A common stock, of which 29,022 shares were repurchased during the second quarter of 2010.  The new share repurchase program replaces the Company’s prior share repurchase program.

 (1)  Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles as consistently applied in the United States (GAAP), the Company has disclosed non-GAAP core operating income for the quarter ended June 30, 2010 in this press release. This non-GAAP measurement is used by management to analyze and assess the operating results and dividends. In determining this non-GAAP core operating income, the Company has excluded the following non-cash expenses: (1) compensation costs associated with stock-based awards, (2) accretion/amortization of MBS purchase discounts/premiums adjusted for principal repayments in excess of invested capital, and (3) unrealized mark-to-market adjustments on the trading MBS and interest rate hedge instruments.  The Company has also excluded non-recurring costs.  Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the Company's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of Arlington Asset Investment Corp.’s business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes net income on a GAAP basis and core operating income on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands):

GAAP net income	$8,773
Adjustments:
Non-recurring costs	(167)
Stock compensation	726
Net unrealized mark-to-market gain on trading MBS and interest rate hedge instruments	708
Adjusted interest related to purchase discount accretion / premium amortization	(297)
Non-GAAP core operating income	$9,743
Non-GAAP core operating income per share (diluted)	$1.23

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests primarily in mortgage-related assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, returns, plans and steps to position the Company to realize value, and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in default rates, preservation of our net operating loss and net capital loss carry-forwards, impacts of regulatory changes and changes to Fannie Mae and Freddie Mac, availability of opportunities that meet or exceed our risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, changes in mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, regulatory and market conditions. These and other risks are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company and from the SEC and you should read and understand these risks when evaluating any forward-looking statement.

Financial data follows

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)	Quarter Ended
(Unaudited)	June 30,

	2010	2009
INTEREST INCOME
Interest on mortgage-backed securities	$10,049	$1,280
Dividends	-	108
Other interest income	-	1
Total interest income	10,049	1,389

INTEREST EXPENSE
Interest on short-term debt	137	79
Interest on long-term debt	139	504
Total interest expense	276	583

Net interest income	9,773	806

OTHER INCOME, NET
Investment gain	2,378	38
Other loss	(3)	(4)
Total other income, net	2,375	34

Income from continuing operations before other expenses	12,148	840

OTHER EXPENSES
Compensation and benefits	2,379	2,363
Professional services	90	4,891
Business development	19	5,533
Occupancy and equipment	88	174
Communications	58	82
Other operating expenses	492	995
Total other expenses	3,126	14,038

Income (loss) from continuing operations before income taxes	9,022	(13,198)

Income tax provision (benefit)	249	(501)

Net income (loss) from continuing operations	8,773	(12,697)
Loss from discontinuing operations, net of taxes	-	(24,019)

Net income (loss)	8,773	(36,716)
Net loss attributable to non-controlling interests	-	(4,559)
Net income (loss) attributable to Arlington Asset Investment Corp.	$8,773	$(32,157)

EARNINGS (LOSS) PER SHARE - BASIC
Income (loss) from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$1.12	$(1.65)
Discontinued operations attributable to Arlington Asset Investment Corp. shareholders	-	(2.53)
Net income (loss) attributable to Arlington Asset Investment Corp. shareholders	$1.12	$(4.18)

EARNINGS (LOSS) PER SHARE - DILUTED
Income (loss) from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$1.10	$(1.65)
Discontinued operations attributable to Arlington Asset Investment Corp. shareholders	-	(2.53)
Net income (loss) attributable to Arlington Asset Investment Corp. shareholders	$1.10	$(4.18)

Weighted average shares - basic (in thousands)	7,815	7,696
Weighted average shares - diluted (in thousands)	7,952	7,696

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)	Six Months Ended
(Unaudited)	June 30,

	2010	2009
INTEREST INCOME
Interest on mortgage-backed securities	$19,250	$3,861
Dividends	-	108
Other interest income	1	20
Total interest income	19,251	3,989

INTEREST EXPENSE
Interest on short-term debt	227	304
Interest on long-term debt	277	2,790
Total interest expense	504	3,094

Net interest income	18,747	895

OTHER INCOME, NET
Gain on extinguishment of long-term debt	-	132,453
Investment gain	2,731	44
Other loss	(7)	(143)
Total other income, net	2,724	132,354

Income from continuing operations before other expenses	21,471	133,249

OTHER EXPENSES
Compensation and benefits	5,299	10,502
Professional services	760	5,119
Business development	39	7,883
Occupancy and equipment	204	322
Communications	112	148
Other operating expenses	1,297	2,696
Total other expenses	7,711	26,670

Income from continuing operations before income taxes	13,760	106,579

Income tax provision	361	8,445

Net income from continuing operations	13,399	98,134
Loss from discontinuing operations, net of taxes	-	(40,186)

Net income	13,399	57,948
Net loss attributable to non-controlling interests	-	(11,459)
Net income attributable to Arlington Asset Investment Corp.	$13,399	$69,407

EARNINGS PER SHARE - BASIC
Income from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$1.72	$12.82
Discontinued operations attributable to Arlington Asset Investment Corp. shareholders	-	(3.76)
Net income attributable to Arlington Asset Investment Corp. shareholders	$1.72	$9.06

EARNINGS PER SHARE - DILUTED
Income from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$1.70	$12.78
Discontinued operations attributable to Arlington Asset Investment Corp. shareholders	-	(3.74)
Net income attributable to Arlington Asset Investment Corp. shareholders	$1.70	$9.04

Weighted average shares - basic (in thousands)	7,774	7,657
Weighted average shares - diluted (in thousands)	7,899	7,678

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	June 30, 2010	December 31, 2009

Cash and cash equivalents	$8,579	$10,123
Receivables
Interest	2,447	2,011
Other	43	20
Mortgage-backed securities, at fair value
Available-for-sale	212,950	295,600
Trading	175,783	-
Other investments	2,105	2,580
Equipment and software, net	95	114
Prepaid expenses and other assets	3,813	3,201
Total assets	$405,815	$313,649

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$176,244	$126,830
Interest payable	141	124
Accrued compensation and benefits	4,769	5,921
Dividend payable	2,791	-
Derivative liability	1,881	-
Accounts payable, accrued expenses and other liabilities	22,298	13,904
Long-term debt	15,927	16,857
Total liabilities	224,051	163,636

Equity:
Common stock	79	80
Additional paid-in capital	1,509,021	1,507,394
Accumulated other comprehensive income	29,327	7,015
Accumulated deficit	(1,356,663)	(1,364,476)
Total equity	181,764	150,013

Total liabilities and equity	$405,815	$313,649

Book Value per Share	$23.21	$19.54

Shares Outstanding (in thousands)	7,830	7,679